As filed with the Securities and Exchange Commission on July 28, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

LIPMAN ELECTRONIC ENGINEERING LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

11 Haamal Street, Park Afek
Rosh Haayin 48092
Israel

(Address, including zip code, of principal executive offices)

Lipman Electronic Engineering Ltd. 2004 Share Option Plan
(Full Title of the Plan)

Lipman U.S.A., Inc.
50 Gordon Drive
Syosset, NY 11791
(516) 484-9898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

NEIL GOLD, ESQ. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000 Facsimile: (212) 318-3400	DAVID GOTLIEB, ADV. Shnitzer, Gotlieb, Sharon & Co. 7 Menachem Begin Rd. Ramat-Gan 52521, Israel (972-3) 754-9922 Facsimile: (972-3) 754-9920

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Ordinary Shares, NIS 1.00 nominal value per share	150,000	$30.265	$4,539,750	$534.33

(1)	This registration statement shall also cover an additional indeterminable number of Ordinary Shares as may be required pursuant to the Lipman Electronic Engineering Ltd. 2004 Share Option Plan, as amended, in the event of a stock dividend, stock split, recapitalization or other similar change in the Ordinary Shares.

(2)	Pursuant to Rule 457(c), the Proposed Maximum Offering Price per share was calculated based on $30.265, the average of high and low prices of the Registrant's Ordinary Share on the Nasdaq National Market on July 25, 2005.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed for the purposes of registering an additional 150,000 shares of ordinary shares, par value NIS 1.00 per share, of Lipman Electronic Engineering Ltd., a corporation organized under the laws of Israel, to be issued pursuant to the Registrant's 2004 Share Option Plan, as amended (the "2004 Plan").

Pursuant to General Instruction E to Form S-8, the Registrant's Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the 2004 Plan (No. 333-122374) is incorporated herein by reference.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS.

The following exhibits are filed as part of this Registration Statement.

Exhibit	No. Description
4.1	Lipman Electronic Engineering Ltd. 2004 Share Option Plan (incorporated by reference to the Registration Statement on Form S-8 (No. 333-122374) filed with the Securities and Exchange Commission on January 28, 2005).
4.2	Amendment No. 1 to Lipman Electronic Engineering Ltd. 2004 Share Option Plan (filed herewith).
5.1	Opinion of Shnitzer, Gotlieb, Sharon & Co. (filed herewith).
23.1	Consent of Counsel (contained in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).
24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rosh Haayin, Israel, on this 28th day of July 2005.

LIPMAN ELECTRONIC ENGINEERING LTD.
By:	/s/ Mike Lilo
Mike Lilo Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Isaac Angel and Mike Lilo, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post- effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jacob Perry	Chairman of the Board of Directors	July 28, 2005

Jacob Perry

/s/ Isaac Angel	President and Chief Executive Officer (Principal Executive Officer)	July 28, 2005

Isaac Angel

/s/ Mike Lilo	Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2005

Mike Lilo

/s/ Meir Shamir	Director	July 28, 2005

Meir Shamir

/s/ Ishay Davidi	Director	July 28, 2005

Ishay Davidi

	Director	July , 2005

Rami Lipman

	Director	July , 2005

Mordecai Gorfung

/s/ Linda Harnevo	Director	July 28, 2005

Linda Harnevo

Signature	Title	Date

/s/ Izhak Davidi	Director	July 28, 2005

Izhak Davidi

/s/ Jonathan Kaplan	Director	July 28, 2005

Jonathan Kaplan

	Director	July , 2005

David Rubner

Authorized Representative
in the United States:

LIPMAN U.S.A., INC.

By:	/s/ Robert Striano
Name: Robert Striano Title: President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Lipman Electronic Engineering Ltd. 2004 Share Option Plan (incorporated by reference to the Registration Statement on Form S-8 (No. 333-122374) filed with the Securities and Exchange Commission on January 28, 2005).
4.2	Amendment No. 1 to Lipman Electronic Engineering Ltd. 2004 Share Option Plan (filed herewith).
5.1	Opinion of Shnitzer, Gotlieb, Sharon & Co. (filed herewith).
23.1	Consent of Counsel (contained in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).
24.1	Power of Attorney (included on signature page).